Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 29, 2019, with respect to the consolidated financial statements of Aevi Genomic Medicine, Inc. included in the Proxy Statement of Aevi Genomic Medicine, Inc. that is made a part of the Registration Statement (Form S-4) and related Prospectus of Cerecor Inc. dated December 20, 2019.

/s/ Ernst & Young LLP

Philadelphia, PA
December 20, 2019